Exhibit 99.1

Media contact:
Gina Penzig,
director, corporate communications
Phone: 785.575.8089
gina.penzig@WestarEnergy.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ANNOUNCES PROMOTIONS, ORGANIZATIONAL REALIGNMENT

TOPEKA, Kan., July 29, 2011 — Westar Energy Inc., (NYSE:WR) today announced the promotion of two officers effective Aug. 1 along with the formation of a new organization to address strategic imperatives, including stringent environmental mandates.

“While our strategy remains to be a basic electric utility, embracing the same mission, vision, and values we have held for years, we must continue sharpening our focus. This realignment brings key functions together, combining their talent and improving their effectiveness and productivity,” said Mark Ruelle, who assumes the position of president and chief executive officer Aug. 1.

Tony Somma will become senior vice president and chief financial officer. Greg Greenwood will become senior vice president, strategy.

Somma, who has served as treasurer since 2006, will retain that position, consolidating the two roles. “Combining the CFO and treasurer positions streamlines and simplifies our organization and makes us more efficient,” Ruelle said.

Greenwood, who has served as vice president, major construction projects, since 2006, will lead the strategic imperatives organization, which will comprise regulatory, environmental services and major construction.

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“Addressing developments in environmental regulation is a strategic imperative,” Ruelle said. “To succeed we must navigate the changing environmental regulations, identify and execute the most cost-effective means to comply and work with our regulators to recognize the associated costs. Aligning our regulatory, environmental services and major construction teams and bringing their collective expertise to bear positions Westar to achieve this outcome.”

Somma has worked most of his career in utilities. He joined Westar Energy in 1994 in corporate development, later working with Protection One as chief financial officer and senior vice president, finance. He returned to Westar as executive director financial and strategic planning, generation and marketing. In 2006 he was named treasurer and, in 2009, vice president, treasurer. He received his MBA from the University of Nebraska at Omaha in 1994 and his BBA, accounting major, from Bellevue University in 1988. A certified public accountant, Somma is a member of the American Institute of Certified Public Accountants, the Association of Financial Professionals and Financial Executives International. Tony is also on the Board for Ronald McDonald NE Kansas Charities. He and his wife, Patricia, reside in Topeka. They have four children. His hometown is Papillion, Nebraska.

Greenwood has held various financial roles with Westar Energy since he joined the company as a staff accountant in 1993. Before being named vice president, major construction projects in 2006, he was treasurer. He also has held directorships in finance, corporate finance, financial strategy and planning and analysis. Prior to joining Westar he was a certified public accountant with Berberich, Trahan and Co. P.A. He received his bachelor of business administration, accounting degree from Washburn University in 1988. He is a current member of Leadership Kansas and a Leadership Greater Topeka graduate. He is on the board of directors of the Washburn University Ichabod Scholarship Fund. He is also on the Capper Foundation Easter Seals Audit Committee and a trustee of the United Methodist Home. He and his wife, Jaena, reside in Topeka. They have three children. Greenwood is a native of Chanute.

Westar Energy announces promotions, realignment	Page 3 of 3

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 687,000 customers in the state. Westar Energy has about 7,100 megawatts of electric generation capacity and operates and coordinates more than 35,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company’s Quarterly Report on Form 10-Q filed May 5, 2011 (a) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part 1, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.